McGRATH NORTH MULLIN & KRATZ, PC LLO
                                Attorneys at Law
                        Suite 3700 First National Tower
                    1601 Dodge Street, Omaha, Nebraska 68102
                                  402-341-3070
                                Fax: 402-341-0216



                                              December 13, 2002


ConAgra Foods, Inc.
One ConAgra Drive
Omaha, Nebraska 68102-5001


Ladies and Gentlemen:


     ConAgra Foods, Inc. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3 (the "Registration Statement") covering up to $4,000,000,000 aggregate maximum offering price of the Company's common stock, preferred stock and debt securities, which are described in the Registration Statement. In connection with the foregoing, we have examined corporate records of the Company and such other documents and materials as we considered relevant to the opinions set forth below, and have made such investigation of matters of law and fact as we have considered appropriate.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. All necessary corporate action on the part of the Company has been taken to authorize the registration of the common stock and preferred stock by the Company, and when the Company's Board of Directors, including any authorized committee of the Board, has taken all necessary corporate action to authorize the issuance of the common stock and preferred stock and the terms thereof and when sold as contemplated in the Registration Statement and valid certificates are delivered against payment thereof, such shares will be legally issued, fully paid and nonassessable.

     3. The execution and delivery of the indentures (the "Indentures"), which appear as exhibits to the Registration Statement, and the debt securities by the Company has been duly authorized, and, subject to compliance with the procedures specified in the Indentures relating to the authorization of the several series of debt securities, the issuance of the debt securities in such series will be duly authorized; and when the debt securities of a series has been so authorized and executed by the Company, authenticated by the trustee and delivered against payment therefor, the debt securities of such series will constitute legally issued, valid and binding obligations of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the section entitled "Legal Matters" of the Registration Statement.

                                           McGRATH NORTH MULLIN & KRATZ, PC LLO

                                            /s/ Guy Lawson

                                           For the Firm